               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Set forth below is an unaudited pro forma condensed balance sheet of DNAP Holding Corporation presenting the pro forma effect of the capitalization transaction completed by Bionova International, Inc. on October 6, 1998 assuming that such transaction occurred as of August 31, 1998. The pro forma condensed balance sheet is based on historical financial statements of DNAP Holding Corporation, giving effect to the capitalization transaction and the assumptions and adjustments as discussed in the accompanying notes to the pro forma condensed balance sheet. The unaudited condensed pro forma balance sheet should be read in conjunction with the company's historical financial statements and notes thereto. The pro forma condensed balance sheet is not necessarily indicative of the future financial position of the company.

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                            DNAP HOLDING CORPORATION

                             CONDENSED BALANCE SHEET
                            THOUSANDS OF U.S. DOLLARS

                                                    August 31,           Pro              Pro
                                                          1998         Forma            Forma
                                                   (unaudited)   Adjustments          Results
                                                   -----------   -----------      -----------
ASSETS
Current assets:
Cash and cash equivalents ........................ $     5,332   $    16,250 (1)  $    21,582
Accounts receivable ..............................      16,975                         16,975
Advances to growers ..............................      13,459                         13,459
Inventories ......................................      10,087                         10,087
Other current assets .............................         254                            254
                                                   -----------   -----------      -----------
     Total current assets ........................      46,107        16,250           62,357
                                                   -----------   -----------      -----------
Property, plant and equipment, net ...............      33,246                         33,246
Patents and trademarks, net ......................      12,436                         12,436
Goodwill, net ....................................      30,108                         30,108
Deferred income taxes ............................       3,279                          3,279
Other assets .....................................         719                            719
                                                   -----------   -----------      -----------
     Total assets ................................ $   125,895   $    16,250      $   142,145
                                                   -----------   -----------      -----------
                                                   -----------   -----------      -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term bank loans ............................ $    37,954                    $    37,954
Current portion of long-term debt ................       2,381                          2,381
Accounts payable and accrued expenses ............      14,184                         14,184
Accounts due to related parties ..................      44,799   $   (13,000)(2)       31,799
Deferred income taxes ............................       4,738                          4,738
                                                   -----------   -----------      -----------
     Total current liabilities ...................     104,056       (13,000)          91,056
Long-term debt ...................................       5,617                          5,617
                                                   -----------   -----------      -----------
     Total liabilities ...........................     109,673                         96,673
                                                   -----------   -----------      -----------
Minority interest ................................           0                              0
                                                   -----------   -----------      -----------
Stockholders' equity:
Preferred stock, $.01 par value, 5,000 shares
  Authorized, no shares issued and outstanding ...          --                            --
Common stock, $.01 par value, 25,000,000
  shares authorized, 23,588,031 shares issued
  and outstanding ................................         184            52 (3)         236
Additional paid-in capital .......................      78,720        29,198 (3)     107,918
Accumulated deficit ..............................     (62,478)                      (62,478)
Cumulative other comprehensive income ............        (204)                         (204)
                                                   -----------   -----------      -----------
Total stockholders' equity .......................      16,222        29,250          45,472
                                                   -----------   -----------      -----------
Total liabilities and stockholders' equity ....... $   125,895   $    16,250      $  142,145
                                                   -----------   -----------      -----------
                                                   -----------   -----------      -----------

      The accompanying notes are an integral part of these financial statements.

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                           DNAP HOLDING CORPORATION

                   NOTES TO PRO FORMA CONDENSED BALANCE SHEET

NOTE 1

Adjustment to record the receipt of $16,250,000, which represents the net of the $30,000,000 of cash contributed by Bionova International, Inc. less the repayment of debt to related parties of $13,000,000 and $ 750,000 of transaction expenses.

NOTE 2

Adjustment to record the repayment and cancellation of debt to DNAP Holding Corporation's indirect parent company, Empresas La Moderna, S.A. de C.V. in the amount of $13,000,000.

NOTE 3

Adjustment to record the Bionova International, Inc. capitalization of DNAP Holding Corporation.

Consideration received by Bionova International, Inc. in return for its $30,000,000 cash investment was the issuance of 5,217,391 shares of DNAP Holding Corporation common stock, $.01 par value.

Expenses related to the transaction, estimated at $750,000, were recorded against the proceeds.







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